                                  SCHEDULE 1

         The Reporting Persons have engaged in the following transactions in Shares since March 24, 2000, the last day on which a transaction in the Shares by the Reporting Persons was reported on the Schedule 13D.


Transaction             Number of           Price
   Date                  Shares           Per Share*      Purchaser
-----------             ---------         ----------      ---------
05-04-00                  5,000             1.3125          Bisco
05-05-00                  2,000             1.3125          Bisco
05-09-00                 13,000             1.3846          Bisco

* Excluding commissions


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